UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

People’s United Financial, Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-8447891
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

850 Main Street

Bridgeport, Connecticut 06604

(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 per share	Nasdaq Global Select Market

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box    ☒.

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box    ☐.

Securities Act registration statement file number to which this form relates: 333-138389

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered.

People’s United Financial, Inc. (the “Registrant”) hereby incorporates by reference the description of its securities to be registered hereunder contained under the heading “Description of Capital Stock of People’s United Financial” in Registrant’s Registration Statement on Form S-1 (Registration No. 333-138389), as originally filed with the Securities and Exchange Commission (the “Commission”) on November 2, 2006, and all amendments thereto.

Item 2.	Exhibits.

The following Exhibits are incorporated herein by reference:

2.1	Amended and Restated Plan of Conversion and Reorganization of People’s Mutual Holdings and People’s Bank.*

3.1	Second Amended and Restated Certificate of Incorporation of People’s United Financial, Inc.**

3.2	Second Amended and Restated Bylaws of People’s United Financial, Inc.**

4.1	Form of Stock Certificate of People’s United Financial, Inc.**

*	Incorporated by reference to Amendment No. 1 to the Registration Statement on Form S-1 of the Registrant (No. 333-138389), filed with the Commission on December 21, 2006.

**	Incorporated by reference to Amendment No. 4 to the Registration Statement on Form S-1 of the Registrant (No. 333-138389), filed with the Commission on February 13, 2007.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

People’s United Financial, Inc.

By:	/s/ William T. Kosturko
William T. Kosturko Executive Vice President and General Counsel

Dated: February 22, 2007